Exhibit 32.2

Certification of Chief Financial Officer of Sunoco Partners LLC

18 U.S.C. Section 1350 as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report on Form 10-Q of Sunoco Logistics Partners L.P. for the quarter ended March 31, 2013, I, Martin Salinas, Jr., Chief Financial Officer of Sunoco Partners LLC, the general partner of the registrant Sunoco Logistics Partners L.P., certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of Sunoco Logistics Partners L.P.

Date: May 9, 2013

/s/ Martin Salinas, Jr.
Martin Salinas, Jr.
Chief Financial Officer